Exhibit 4.2








                              GEORGIA POWER COMPANY

                                       TO

                              THE BANK OF NEW YORK,
                                    TRUSTEE.






                       THIRTY-FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF JULY 17, 2007






                                  $300,000,000


                        SERIES 2007D 6.375% SENIOR NOTES

                                DUE JULY 15, 2047

                              TABLE OF CONTENTS(1)


                                                                          PAGE


ARTICLE 1...................................................................1

    Series 2007D Senior Notes...............................................1
    SECTION 101.  Establishment.............................................1
    SECTION 102.  Definitions...............................................2
    SECTION 103.  Payment of Principal and Interest.........................3
    SECTION 104.  Denominations.............................................4
    SECTION 105.  Global Securities.........................................4
    SECTION 106.  Transfer..................................................4
    SECTION 107.  Redemption at the Company's Option........................5
    SECTION 108.  Mandatory Redemption......................................5

ARTICLE 2...................................................................5

    Special Insurance Provisions............................................5
    SECTION 201.  Supplemental Indentures...................................5
    SECTION 202.  Events of Default and Remedies............................6
    SECTION 203.  Insurance Policy Payment Procedures.......................6
    SECTION 204.  Application of Term "Outstanding" to Series 2007D
                  Notes.....................................................7
    SECTION 205.  Insurer as Third Party Beneficiary........................7
    SECTION 206.  Notices...................................................8
    SECTION 207.  Concerning the Special Insurance Provisions...............8

ARTICLE 3...................................................................8

    Miscellaneous Provisions................................................8
    SECTION 301.  Recitals by Company.......................................8
    SECTION 302.  Ratification and Incorporation of Original Indenture......8
    SECTION 303.  Executed in Counterparts..................................8

EXHIBIT A       Form of Series 2007D Note

EXHIBIT B       Certificate of Authentication


(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

                  THIS THIRTY-FIRST SUPPLEMENTAL INDENTURE is made as of the 17th day of July, 2007, by and between GEORGIA POWER COMPANY, a Georgia corporation, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374 (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, 101 Barclay Street, Floor 8W, New York, New York 10286 (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of January 1, 1998 (the "Original Indenture"), with The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as heretofore supplemented;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Thirty-First Supplemental Indenture, is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

                  WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;

                  WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                  WHEREAS, all conditions necessary to authorize the execution and delivery of this Thirty-First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                            Series 2007D Senior Notes

         SECTION 101. Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company's Series 2007D 6.375% Senior Notes due July 15, 2047 (the "Series 2007D Notes").

         There are to be authenticated and delivered $300,000,000 aggregate principal amount of Series 2007D Notes, and such principal amount of the Series 2007D Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All Series 2007D Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series 2007D Notes. Any such additional Series 2007D Notes will have the same interest rate, maturity and other terms, including the benefit of the Policy (appropriately increased to cover the principal amount of and interest due on the additional Series 2007D Notes), as those initially issued. No Series 2007D Notes shall be authenticated and delivered in excess of the principal amount as so increased, except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series 2007D Notes shall be issued in definitive fully registered form.

         The Series 2007D Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series 2007D Notes shall be The Depository Trust Company.

         The form of the Trustee's Certificate of Authentication for the Series 2007D Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each Series 2007D Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         The Series 2007D Notes will not have a sinking fund.

         SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Insurance Agreement" means that certain Insurance Agreement, dated as of July 17, 2007, by and between the Company and the Insurer.

         "Insurance Paying Agent" means U.S. Bank Trust National Association, or any successor thereto, under the Policy.

         "Insurer" means MBIA Insurance Corporation, a New York domiciled stock insurance corporation.

         "Interest Payment Dates" means January 15, April 15, July 15 and October 15 of each year, commencing October 15, 2007.

         "Mandatory Redemption Event" means the Company's failure to comply with
(i) Section 1.02 of the Insurance Agreement, the continuance of such failure for a period in excess of 10 days after receipt by the Company of written notice thereof from the Insurer and the receipt by the Trustee of notice thereof in accordance with Section 108 hereof; or (ii) Section 3.01 or Section 3.02 of the Insurance Agreement, the continuance of such failure for a period in excess of 30 days after receipt by the Company of written notice thereof from the Insurer and the receipt by the Trustee of notice thereof in accordance with Section 108 hereof.

         "Original Issue Date" means July 17, 2007.

         "Policy" means the financial guaranty insurance policy issued by the Insurer with respect to regularly scheduled payments due for principal of and interest on the Series 2007D Notes as provided in such policy.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day).

         "Stated Maturity" means July 17, 2007.

         SECTION 103. Payment of Principal and Interest. The principal of the Series 2007D Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series 2007D Notes shall bear interest at the rate of 6.375% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series 2007D Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series 2007D Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series 2007D Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series 2007D Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the Series 2007D Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series 2007D Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series 2007D Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series 2007D Notes shall be made upon surrender of the Series 2007D Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2007D Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security

Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         SECTION 104. Denominations. The Series 2007D Notes may be issued in denominations of $25, or any integral multiple thereof.

         SECTION 105. Global Securities. The Series 2007D Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series 2007D Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series 2007D Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series 2007D Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         Subject to the procedures of the Depositary, Global Security shall be exchangeable for Series 2007D Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series 2007D Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series 2007D Notes registered in such names as the Depositary shall direct.

         SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Series 2007D Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Company shall not be required (a) to issue, transfer or exchange any Series 2007D Notes, except to the Insurer, during a period beginning at the opening of business fifteen (15) days before the date of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the serial numbers of the Series 2007D Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to issue, transfer or exchange any Series 2007D Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series 2007D Notes redeemed in part.

         SECTION 107. Redemption at the Company's Option. The Series 2007D Notes will be subject to redemption at the option of the Company in whole or in part, without premium or penalty, at any time or from time to time on or after July 15, 2012, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the Redemption Date.

         In the event of redemption of the Series 2007D Notes in part only, a new Series 2007D Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         Notice of redemption pursuant to this Section 107 shall be given as provided in Section 1104 of the Original Indenture.

         Any redemption of less than all of the Series 2007D Notes shall, with respect to the principal thereof, be divisible by $25.

         SECTION 108. Mandatory Redemption. Upon the occurrence of a Mandatory Redemption Event, the Company shall redeem the Series 2007D Notes, in whole but not in part, prior to the Stated Maturity upon not less than 30 nor more than 60 days' notice at a Redemption Price equal to (i) 102% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the Redemption Date if the Redemption Date is prior to July 15, 2012 or (ii) 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the Redemption Date if the Redemption Date is on or after July 15, 2012. A Mandatory Redemption Event will be deemed to have occurred at the time that the Trustee receives written notice from the Insurer of the occurrence of a Mandatory Redemption Event and such notice shall constitute the notice required by Section 1102 of the Original Indenture and shall not be required to be evidenced by a Board Resolution. Subject to the notice requirements set forth herein, the Company shall redeem the Series 2007D Notes on a date fixed by the Company within 60 days after the occurrence of the Mandatory Redemption Event. Any notice of redemption required to be given by the Trustee in connection with a redemption required by this Section 108 need not be given earlier than 15 days after the date the Trustee receives notice of a Mandatory Redemption Event pursuant to this Section 108.

         Notice of redemption pursuant to this Section 108 shall be given as provided in Section 1104 of the Original Indenture.

                                    ARTICLE 2

                          Special Insurance Provisions

         SECTION 201. Supplemental Indentures. The consent of the Insurer shall be required with respect to any indenture or indentures supplemental to the Original Indenture requiring the consent of the Holders of the Series 2007D Notes pursuant to Section 902 of the Original Indenture.

         SECTION 202. Events of Default and Remedies. Subject to Section 107 of the Original Indenture and to the Trust Indenture Act, including, without limitation, Sections 316(a)(1) and 317(a) thereof, if an Event of Default occurs with respect to the Series 2007D Notes and is continuing, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of the Series 2007D Notes or the Trustee for the benefit of the Holders of the Series 2007D Notes under the Indenture, including, without limitation, (i) the right to accelerate the principal of the Series 2007D Notes as provided in Section 502 of the Original Indenture, and (ii) the right to annul any such declaration of acceleration, and the Insurer shall also be entitled to approve any waiver of an Event of Default with respect to the Series 2007D Notes, the obligation of the Trustee to comply with any such direction to be subject to compliance with the conditions set forth in Sections 512 and 603(e) of the Original Indenture (as if references in those Sections to Holders were references to the Insurer) and the protections provided to the Trustee by
Section 601(c)(3) of the Original Indenture shall be applicable with respect to any direction from the Insurer given pursuant hereto (as if references in said Section to Holders were references to the Insurer).

         SECTION 203. Insurance Policy Payment Procedures. (a) If the Trustee does not have sufficient funds for any payment of interest on the Series 2007D Notes due on an Interest Payment Date or for the payment of principal thereon due at Stated Maturity or if the Trustee has notice that any Holder has been required to disgorge payments of principal or interest on the Series 2007D Notes to a trustee in bankruptcy or creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such Holder within the meaning of any applicable bankruptcy laws, then the Trustee shall notify the Insurer or its designee of such fact by telephone or telegraphic notice, confirmed in writing by registered or certified mail.

         (b) The Trustee is hereby irrevocably designated, appointed, directed and authorized to act as attorney-in-fact for Holders of the Series 2007D Notes as follows:

                  1. If and to the extent there is a deficiency in amounts required to pay interest on the Series 2007D Notes due on an Interest Payment Date, the Trustee shall (a) execute and deliver to the Insurance Paying Agent, in form satisfactory to the Insurance Paying Agent, an instrument appointing the Insurer as agent for such Holders in any legal proceeding related to the payment of such interest and an assignment to the Insurer of the claims for interest to which such deficiency relates and which are paid by the Insurer, (b) receive as designee of the respective Holders (and not as Trustee) in accordance with the tenor of the Policy payment from the Insurance Paying Agent with respect to the claims for interest so assigned, and (c) disburse the same to such respective Holders; and

                  2. If and to the extent of a deficiency in amounts required to pay principal of the Series 2007D Notes due at Stated Maturity, the Trustee shall (a) execute and deliver to the Insurance Paying Agent in form satisfactory to the Insurance Paying Agent an instrument appointing the Insurer as agent for such Holders in any legal proceeding relating to the payment of such principal and an assignment to the Insurer of any of the Series 2007D Notes surrendered to the Insurance Paying Agent to the extent of the principal amount thereof as has not previously been paid or for which moneys are not held by the

         Trustee and available for such payment (but such assignment shall be delivered only if payment from the Insurance Paying Agent is received),
         (b) receive as designee of the respective Holders (and not as Trustee) in accordance with the tenor of the Policy payment therefor from the Insurance Paying Agent, and (c) disburse the same to such Holders.

         (c) Payments with respect to claims for interest on and principal of Series 2007D Notes disbursed by the Trustee from proceeds of the Policy shall not be considered to discharge the obligation of the Company with respect to such Series 2007D Notes, and the Insurer shall become the owner of such unpaid Series 2007D Notes and claims for the interest thereon in accordance with the tenor of the assignment made to it under the provisions of the preceding subsection or otherwise

         (d) Irrespective of whether any such assignment is executed and delivered, the Company and the Trustee hereby agree for the benefit of the Insurer that,

                  1. They recognize that to the extent the Insurer makes payments, directly or indirectly (as by paying through the Trustee), on account of principal of or interest on the Series 2007D Notes, the Insurer will be subrogated to the rights of such Holders to receive the amount of such principal and interest from the Company, with interest thereon as provided and solely from the sources stated in the Indenture and the Series 2007D Notes; and

                  2. They will accordingly pay to the Insurer the amount of such principal and interest (including principal and interest recovered under subparagraph (ii) of the first paragraph of the Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in the Indenture and the Series 2007D Notes, but only from the sources and in the manner provided herein for the payment of principal of and interest on the Series 2007D Notes to Holders, and will otherwise treat the Insurer as the owner of such rights to the extent of the amount of such principal and interest.

         SECTION 204. Application of Term "Outstanding" to Series 2007D Notes. In the event that the principal and/or interest due on the Series 2007D Notes shall be paid by the Insurer pursuant to the Policy, the Series 2007D Notes shall remain Outstanding for all purposes of the Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Company, and the Indenture and all covenants, agreements and other obligations of the Company to the Holders of the Series 2007D Notes shall continue to exist and such covenants, agreements and other obligations shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such Holders to the extent of each such payment.

         SECTION 205. Insurer as Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of the Indenture, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

         SECTION 206. Notices. Any notice that is required to be given to a Holder of a Series 2007D Note or to the Trustee pursuant to the Indenture shall also be provided to the Insurer. All notices required to be given to the Insurer under the Indenture shall be in writing and shall be sent by registered or certified mail addressed to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Surveillance.

         SECTION 207. Concerning the Special Insurance Provisions. The provisions of this Article 2 shall apply notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.

                                    ARTICLE 3

                            Miscellaneous Provisions

         SECTION 301. Recitals by Company. The recitals in this Thirty-First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series 2007D Notes and of this Thirty-First Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 302. Ratification and Incorporation of Original Indenture. As heretofore supplemented and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as heretofore supplemented and as supplemented by this Thirty-First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 303. Executed in Counterparts. This Thirty-First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST:                                     GEORGIA POWER COMPANY


By: /s/ Daniel Lowery                       By: /s/ Cliff S. Thrasher
   --------------------------                  --------------------------------
Name:    Daniel Lowery                      Name:    Cliff S. Thrasher
Title:   Corporate Secretary                Title:   Executive Vice President,
                                                     Chief Financial Officer
                                                     and Treasurer



ATTEST:                                     THE BANK OF NEW YORK, as Trustee


By: /s/ Remo J. Reale                       By:  /s/ Van K. Brown
   --------------------------                  --------------------------------
Name:    Remo J. Reale                      Name:    Van K. Brown
Title:   Vice President                     Title:   Vice President

                                    EXHIBIT A

                            FORM OF SERIES 2007D NOTE

NO. ____                                                    CUSIP NO. 373334 465


                              GEORGIA POWER COMPANY
                         SERIES 2007D 6.375% SENIOR NOTE
                                DUE JULY 15, 2047



Principal Amount:                $____________

Regular Record Date:             15th calendar day prior to Interest Payment
                                 Date (whether or not a Business Day)

Original Issue Date:             July 17, 2007

Stated Maturity:                 July 15, 2047

Interest Payment Dates:          January 15, April 15, July 15 and October 15

Interest Rate:                   6.375% per annum

Authorized Denominations:        $25 or any integral multiple thereof


         Georgia Power Company, a Georgia corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of
___________________________DOLLARS ($___________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on October 15, 2007, and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

         Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series 2007D Notes shall be made upon surrender of the Series 2007D Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2007D Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                                     GEORGIA POWER COMPANY



                                                     By:
                                                        -----------------------
                                                     Title:



Attest:


---------------------------------
Title:


                  {Seal of GEORGIA POWER COMPANY appears here}

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK,
                                           as Trustee


                                           By:
                                              ---------------------------------
                                                    Authorized Signatory

                             (Reverse Side of Note)


         This Note is one of a duly authorized issue of Senior Notes of the Company (the "Notes"), issued and issuable in one or more series under a Senior
Note Indenture, dated as of January 1, 1998, as supplemented (the "Indenture"), between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series 2007D 6.375% Senior Notes due July 15, 2047 (the "Series 2007D Notes") which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         The Series 2007D Notes (i) shall, from time to time, on or after July 15, 2012 upon not less than 30 nor more than 60 days' notice to the Holders thereof, be subject to redemption at the option of the Company, without premium, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Series 2007D Notes to be redeemed plus accrued and unpaid interest on the Series 2007D Notes to the Redemption Date and (ii) upon the occurrence of a "Mandatory Redemption Event" (as defined below), shall be subject to mandatory redemption, upon not less than 30 nor more than 60 days' notice, in whole but not in part, at a Redemption Price equal to (A) 102% of the principal amount of the Series 2007D Notes plus accrued and unpaid interest to the Redemption Date if the Redemption Date is prior to July 15, 2012 or (B) 100% of the principal amount of the Series 2007D Notes plus accrued and unpaid interest to the Redemption Date if the Redemption Date is on or after July 15, 2012. "Mandatory Redemption Event" means the Company's failure to comply with (x) Section 1.02 of the Insurance Agreement, dated as of July 17, 2007 (the "Insurance Agreement"), by and between the Company and MBIA Insurance Corporation (the "Insurer"), the continuance of such failure for a period in excess of 10 days after receipt by the Company of written notice thereof from the Insurer and the receipt by the Trustee of notice thereof, or (y) Section 3.01 or Section 3.02 of the Insurance Agreement, the continuance of such failure for a period in excess of 30 days after receipt by the Company of written notice thereof from the Insurer and the receipt by the Trustee of notice thereof. Subject to the notice requirements of the Indenture, the Company shall redeem the Series 2007D Notes within 60 days after the occurrence of the Mandatory Redemption Event.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Series 2007D Notes will not have a sinking fund.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the

Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                             STATEMENT OF INSURANCE

         MBIA Insurance Corporation (the "Insurer") has issued a financial guaranty insurance policy (the "Policy") containing the following provisions, such policy being on file at The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10286

         The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Company to The Bank of New York or its successor (the "Paying Agent") of an amount equal to
(i) the principal of (at the stated maturity) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration, unless the Insurer elects in its sole discretion to pay in whole or in part any principal due by reason of such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts." "Obligations" shall mean:

                                  $300,000,000
                              GEORGIA POWER COMPANY
                        SERIES 2007D 6.375% SENIOR NOTES
                                DUE JULY 15, 2047

         Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one Business Day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with U.S. Bank Trust National Association, in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instrument being in a form satisfactory to U.S. Bank Trust National Association, U.S. Bank Trust National Association shall disburse to such owners or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such

Insured Amounts and legally available therefor. The Policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

         As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Company or any designee of the Company for such purpose. The term owner shall not include the Company or any party whose agreement with the Company constitutes the underlying security for the Obligations.

         Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

         This policy is non-cancellable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.

         The laws of the State of Georgia prohibit insurers from unfairly discriminating against any person based upon his or her status as a victim of family violence.

                                              MBIA Insurance Corporation

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in          UNIF GIFT MIN ACT- _______ Custodian ________
         common                                     (Cust)            (Minor)
TEN ENT- as tenants by the
         entireties                                   under Uniform Gifts to
JT TEN-  as joint tenants                             Minors Act
         with right of
         survivorship and                             ________________________
         not as tenants                                     (State)
         in common


Additional abbreviations may also be used though not on the above list.


         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
________________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE
OF ASSIGNEE
________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________________________
________________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
       --------------------                 -----------------------------------

                                            -----------------------------------



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                    EXHIBIT B


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                                     THE BANK OF NEW YORK,
                                                     as Trustee


                                                     By:
                                                        ------------------------
                                                          Authorized Signatory